SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 18, 2024

(Exact name of registrant as specified in its charter)
UNION BANKSHARES, INC.

(State or other jurisdiction		(Commission	(IRS Employer
of incorporation)		File Number)	Identification Number)
VT		001-15985	03-0283552

(Address of principal executive offices)			(Zip Code)
20 Lower Main St., P.O. Box 667			05661-0667
Morrisville	,	VT

Registrant's telephone number, including area code: (802) 888-6600

(Former name or former address, if changed since last report)
Not applicable

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Financial Statements and Exhibits

a)Reauthorization of Limited Quarterly Stock Repurchase Program
On December 18, 2024, the Board of Directors of Union Bankshares, Inc. reauthorized a limited stock repurchase program, initially authorized in May, 2010 and reauthorized for each calendar year from 2012 through 2024, pursuant to which the Company may repurchase up to 2,500 shares of its common stock (subject to standard anti-dilution adjustments) each calendar quarter in open market purchases or privately negotiated transactions, as management may deem advisable and as market conditions may warrant. The repurchase authorization for a calendar quarter expires at the end of that quarter to the extent it has not been exercised, and is not carried forward into future quarters. The limited quarterly authorization is not intended to be the exclusive means for effecting stock repurchases. As reauthorized, the quarterly repurchase program was extended for a period of 24 months rather than 12 months and will expire on December 31, 2026.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Union Bankshares, Inc.

December 18, 2024	/s/ David S. Silverman
David S. Silverman
President and Chief Executive Officer

December 18, 2024	/s/ Karyn J. Hale
Karyn J. Hale
Chief Financial Officer

EXHIBIT INDEX

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